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                                                             EXHIBIT 10.33

                 FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


         This Fourth Amendment to Revolving Credit Agreement ("Fourth Amendment") is made as of June 25, 1999, by and among PROVANT, Inc. ("Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, Massachusetts 02110, certain banks more particularly identified in the Revolving Credit Agreement, as defined hereinbelow (collectively, the "Banks"), and Fleet National Bank, as agent for itself and the other Banks (the "Agent").

                                    RECITALS

         WHEREAS, the Borrower, the Banks, and the Agent previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998, and subsequently entered into the First, Second and Third Amendments thereto (said Revolving Credit Agreement, as so amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have made available to the Borrower a revolving credit loan facility having a maximum available borrowing amount of $75,000,000; and

         WHEREAS, the parties hereto now desire to further amend or modify the Credit Agreement in certain respects to order to (i) permit a restructuring of the direct and indirect ownership by the Borrower of its Subsidiaries,
(ii) provide for additional guaranties from certain Subsidiaries and a release of existing pledges of stock of certain other Subsidiaries, and (iii) carry out certain other waivers or modifications of, or consents under, the provisions of the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to modify, amend, and waive certain provisions of the Credit Agreement and to provide for the consent of the Majority Banks as to certain aspects of the transactions described above, in the following manner:

     Section  1.   Definitions.   All  capitalized  terms  used  herein  without
definition shall have the respective meanings provided therefor in the Credit Agreement.

     Section 2. Restructuring; Waiver or Consent Regarding Specific Provisions. Notwithstanding the provisions of Sections 7.13(a), 8.5.1(a), 8.5.2 and 8.10 of the Credit Agreement, the Majority Banks hereby grant their waiver of such provisions, as necessary, and their consent in order to permit the contribution by the Borrower of the outstanding capital stock of various of its Subsidiaries (identified as the "Non-Pledged Subsidiaries" on Appendix I attached hereto and made a part hereof), respectively, to KC Resources Creative Solutions, Inc. ("KC"), MOHR Learning Systems, Inc. ("MOHR"), Star Mountain, Inc. ("Star"), and Gulliver Ritchie Associates, Inc. ("GRA") (KC, MOHR, Star and GRA all being existing Subsidiaries of the Borrower and referred to collectively as the "Intermediate Subsidiaries"). The transaction described in this Section 2 is referred to as the "Restructuring."

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     Section 3. Conditions to Effectiveness.  This Fourth Amendment shall become effective only upon completion of the following actions:

         (a) the execution and delivery to the Agent of an Instrument of Adherence to Guaranty, dated the date hereof and substantially in the form attached hereto as Appendix II, by the existing Subsidiaries of the Borrower more particularly specified therein;

         (b) the delivery to the Agent and the other Banks of an opinion letter of Nutter, McClennen & Fish, counsel to the Borrower and the Subsidiaries, respecting the transactions contemplated by this Fourth Amendment, in a form and addressing such specific matters as may be reasonably requested by the Banks;

         (c) a certificate of an appropriate officer of the Borrower and each Subsidiary which is a party to the documents contemplated by this Fourth Amendment, certifying as to its charter documents and by-laws, the incumbency of signing officers, and the adoption of necessary corporate votes; and

         (d) such other documents or information as the Agent or any Bank may reasonably request.

     Section 4. Release of Certain Stock Pledges; Amendment. Contemporaneously with the completion of all of the actions specified in Section 3 above which are conditions to the effectiveness of this Fourth Amendment, the Agent is hereby authorized by the Banks, and hereby agrees as Agent, that the existing pledges previously granted by the Borrower in the capital stock of the Non-Pledged Subsidiaries shall be deemed released and terminated. Pursuant to the foregoing, the Agent shall promptly surrender to the Borrower all certificates of stock, together with related stock powers endorsed in blank, previously delivered to the Agent. All of the aforesaid stock of the Non-Pledged Subsidiaries was previously pledged by the Borrower under the Stock Pledge Agreement, as it has been supplemented from time to time. All other outstanding pledges of stock of Subsidiaries other than the Non-Pledged Subsidiaries shall remain outstanding and unaffected by this Section 4.

         Annex A to the Stock Pledge Agreement is hereby amended and restated in its entirety, in order to reflect the Restructuring. The form of Annex A which is attached to this Fourth Amendment shall become Annex A to the Stock Pledge Agreement for all purposes.

     Section 5. Additional Modifications to Credit Agreement. The parties hereto agree that the Credit Agreement shall be further modified and amended in the following manner:

         (a) In Section 1.1, the term "Material Subsidiary" and the definition thereof shall be deleted in its entirety.


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         (b) In Section 7.13(b), the text of such subparagraph shall be amended and restated in its entirety to read as follows:

                  "(b) The Borrower shall cause each Subsidiary which is not a party on the Closing Date to the Guaranty to also execute and deliver to the Agent, concurrently with the organization or acquisition of any such Subsidiary, an Instrument of Adherence to the Guaranty, together with such supporting documentation, including legal opinions and corporate authority documents, as the Agent may reasonably request."

         Section 6. Additional Covenants of Borrower. As a condition to the willingness of the Banks to enter into this Fourth Amendment, the Borrower further covenants and agrees, for itself and all of its Subsidiaries, as follows:

         (a) No additional Subsidiaries may be formed or acquired directly or indirectly by Borrower, except (i) pursuant to the provisions of the Credit Agreement, or (ii) upon the prior written consent of the Majority Banks; and

         (b) All of the capital stock of the Non-Pledged Subsidiaries, the pledge of which stock is this day being released pursuant to the provisions of
Section 4 hereof, shall remain free and clear of all liens and encumbrances and shall not be subjected to any pledge or assignment granted to any Person, other than the Agent.

         Section 7. Consent to New Subsidiary. Pursuant to the provisions of
Section 8.10 hereof, the Banks hereby consent to the creation of a new Delaware corporation as a wholly-owned direct Subsidiary of the Borrower, known as PROVANT Services, Inc. ("Services"). The Borrower represents and warrants that Services is being formed for the purpose of carrying out certain administrative functions for other Subsidiaries of the Borrower and not for any Permitted Acquisition. The foregoing consent of the Banks shall be subject to the condition that the Borrower shall promptly deliver or cause to be delivered to the Agent (i) an Instrument of Adherence to Guaranty executed by Services, and
(ii) the pledged stock of Services, together with appropriate stock powers.

         Section 8. Loan Documents Ratified and Confirmed. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically supplemented or amended by this Fourth Amendment and the other documents executed in connection herewith, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The waivers and consents embodied in this Fourth Amendment are limited to the specific matters and circumstances described herein, and no further or additional waiver as to any other obligations under the Credit Agreement shall be deemed to be granted hereby. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein do, and shall continue to, secure the payment of all obligations under the

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Credit Agreement, in each case as amended or supplemented pursuant to this
Fourth Amendment.

         Section 9. Bringdown. The Borrower hereby confirms that all representations and warranties with respect to the Borrower and any Subsidiaries contained in the Credit Agreement and each of the other Loan Documents and in any other certificate or document delivered in connection therewith are true and correct as of the date hereof, and that no Default or Event of Default is outstanding or would be created by the consummation of the transactions described herein.

         Section 10. Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and the Banks, including without limitation all reasonable fees and expenses of counsel, in connection with the preparation, execution and delivery of this Fourth Amendment and the other documents and instruments to be delivered herewith.

         Section 11. Miscellaneous. This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Fourth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Fourth Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, (excluding the laws applicable to conflicts or choice of law).

                  [Remainder of Page Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Amendment to be duly executed as an instrument under seal as of the date first above written.

                                    PROVANT, INC.


                                    By:/s/ Rajiv Bhatt
                                         Title: Executive Vice President

                                    BANKBOSTON, N.A.


                                    By:/s/ Pamela A. Kuong
                                         Title: Vice President

                                    FLEET NATIONAL BANK


                                    By:/s/ Susan Mason
                                         Title: Vice President

                                    NORWEST BANK IOWA, N.A.

                                    By:/s/ Robert A. Gagne
                                         Title: Vice President

                                    STATE STREET BANK AND TRUST
                                    COMPANY


                                    By:/s/ Suzanne L. Dwyer
                                         Title: Vice President

                                    FLEET NATIONAL BANK, as AGENT


                                    By:/s/ Susan Mason
                                         Title: Vice President